UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December  14, 2018

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ROCKY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 753-9100

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Harley E. Rouda, Jr.

On December 14, 2018, Harley E. Rouda, Jr. provided the Board of Directors (the “Board”) of Rocky Brands, Inc. (the “Company”) with notice of his intent to resign from his position as a member of the Board effective as of December 31, 2018. Mr. Rouda’s decision to resign was not due to a disagreement with the Company. Mr. Rouda was recently elected to the United States House of Representatives from California’s 48th Congressional District, and his term will begin on January 3, 2019. Mr. Rouda will continue to serve as a member of the Nominating and Corporate Governance Committee until the effective date of his resignation.

(e) Executive Deferred Compensation Plan

On December 14, 2018, the Board, upon the recommendation of its Compensation Committee, adopted the Rocky Brands, Inc. Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2019. The Plan is an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees, in which the principal executive officer, principal financial officer and other “named executive officers” are eligible to participate.

Under the Plan, participants may elect to defer up to 75% of their base compensation and up to 100% of their bonuses, commissions, and other compensation, with such deferred amounts to be paid in accordance with such participant’s elections under the Plan. In addition to elective deferrals, the Plan permits the Company to make discretionary contributions to eligible participants, provided that any participant who is employed on the last day of a plan year will receive a Company contribution equal to no less than 3% of the participant’s base compensation and bonus earned in the plan year. Company contributions will vest in accordance with the vesting schedule determined by the Compensation Committee, except in the event of the participant’s death, disability or retirement, in which case the contributions shall vest 100% upon such event. Participants may elect to receive payment in a lump sum cash payment or, in the event of the participant’s retirement, in annual installments for a period of up to ten years.

In the event of a participant’s termination of employment, deferred amounts will generally be paid within 60 days following the later of the date (i) of such termination or (ii) the participant attains age 60, except where such termination is due to such participant’s death, in which case deferred amounts will be paid to such participant’s beneficiary within 30 days of confirmation of the participant’s death. All payments under the Plan payable in connection with a participant’s termination of employment will be subject, if applicable, to delay to the extent required to comply with the requirements of Internal Revenue Code Section 409A.

On or prior to December 31, 2018, eligible participants will have the opportunity to make deferral elections with respect to their 2019 compensation. Currently, there are no amounts payable to any named executive officer under the Plan. The Compensation Committee will be the administrator of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Rocky Brands, Inc. Executive Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer